   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 27, 2000
                                         REGISTRATION STATEMENT NO. 333-________
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                               CONVERA CORPORATION
             (Exact name of registrant as specified in its charter)

                                               1921 GALLOWS ROAD, SUITE 200
                                                  VIENNA, VIRGINIA 22182
           DELAWARE                                   (703) 761-3700                                 54-1987541
(State or other jurisdiction of              (Address, including zip code, and         (I.R.S. Employer Identification Number)
incorporation or organization)           telephone number, including area code, of
                                         registrant's principal executive offices)

                             2000 STOCK OPTION PLAN
                            (Full title of the plan)

                                JAMES H. BUCHANAN
                CHIEF FINANCIAL OFFICER, SECRETARY AND TREASURER
                               CONVERA CORPORATION
                          1921 GALLOWS ROAD, SUITE 200
                             VIENNA, VIRGINIA 22182
                                 (703) 761-3700
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
               --------------------------------------------------

                                    Copy to:
                             ROBERT H. WERBEL, ESQ.
                       HELLER EHRMAN WHITE & MCAULIFFE LLP
                                711 FIFTH AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 832-8300
                                 --------------

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
    TITLE OF EACH CLASS OF SECURITIES          AMOUNT TO              PROPOSED MAXIMUM            PROPOSED MAXIMUM
             TO BE REGISTERED              BE REGISTERED (1)    OFFERING PRICE PER SHARE (2)  AGGREGATE OFFERING PRICE
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share...............                 11,250,000                  $16.8125                  $189,140,625
----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------
    TITLE OF EACH CLASS OF SECURITIES            AMOUNT OF
             TO BE REGISTERED                 REGISTRATION FEE
--------------------------------------------------------------
Common Stock, par value
$.01 per share...............                     $47,285
--------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers an indeterminate number of additional shares as may be issued as a result of adjustments by reason of any stock split, stock dividend or similar transaction.
(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the amount of the registration fee. The average of the high and low prices reported on The Nasdaq National Market System was $16.8125 on December 21, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.       PLAN INFORMATION

       Not required to be filed with this Registration Statement.

ITEM 2.       REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

       The document(s) containing the information specified in this Part I will be sent or given to participants in the Convera Corporation 2000 Stock Option Plan to which this Registration Statement relates, as specified by Rule 428(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and are not filed as part of this Registration Statement.

                                     PART II

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE

       The following documents filed by Convera Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

       1. The Prospectus dated November 22, 2000, filed as part of Amendment No. 1 to the Company's Registration Statement on Form S-4, Registration No. 333-50172 as filed with the Commission on November 21, 2000.

       2. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934 (the "Exchange Act") on November 21, 2000.

       3. The Company's Form 8-K dated December 21, 2000 filed with the Commission on December 22, 2000.

       4. The Annual Report of Excalibur Technologies Corporation on Form 10-K, as amended by the Annual Report of Excalibur Technologies Corporation on Form 10K/A, for the fiscal year ended January 31, 2000, Commission File No. 0-9747.

       All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents

ITEM 4.       DESCRIPTION OF SECURITIES

       Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL

       Not applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

       DELAWARE GENERAL CORPORATION LAW. Section 145(a) of the Delaware General Corporation Law (the "GCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

       Section 145(b) of the GCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

       Section 145 of the GCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) or in the defense of any claim, issue or matter therein, such officer or director shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such officer or director and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

       CERTIFICATE OF INCORPORATION AND BYLAWS. The Registrant's Bylaws provide, pursuant to Section 145 of the GCL, for indemnification of officers, directors, employees and agents of the Registrant and persons serving at the request of the Registrant in such capacities within other business organizations against certain losses, costs, liabilities and expenses incurred by reason of their position with the Registrant or such other business organizations. Additionally, the Bylaws provide for such indemnification to continue as to such persons even after they have ceased holding their position with the Registrant.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED

       Not applicable.

ITEM 8.       EXHIBITS

       The following exhibits are filed as part of this Registration Statement:

EXHIBIT
NUMBER               DESCRIPTION
------               -----------
4.1                  The Convera Corporation 2000 Stock Option Plan is incorporated herein by reference to
                     Amendment No. 1 to the Company's Registration Statement on Form S-4, Registration No.
                     333-50172, Exhibit 10.11, as filed with the Commission on November 21, 2000.

5.1                  Opinion of Heller Ehrman White & McAuliffe LLP, counsel to the Registrant.

23.1                 Consent of PricewaterhouseCoopers LLP, Independent Public Accountants.

23.2                 Consent of Arthur Andersen LLP, Independent Public Accountants.

23.3                 Consent of Ernst & Young LLP, Independent Public Accountants.

23.4                 Consent of Ernst & Young LLP, Independent Public Accountants.

23.5                 Consent of Heller Ehrman White & McAuliffe LLP (included in Exhibit 5.1).

24.1                 Powers of Attorney (included as part of signature page of this Registration Statement).

ITEM 9.       UNDERTAKINGS

       (a)    The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Vienna, Commonwealth of Virginia, on the 27th day of December, 2000.
                                     CONVERA CORPORATION

                                     By  /s/ Ronald J. Whittier
                                     -------------------------------------------
                                     Name: Ronald J. Whittier
                                     Title: Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ronald J. Whittier his/her true and lawful attorney-in-fact, acting alone, with full powers of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities to sign any or all amendments, including any post-effective amendments, to this registration statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                     CAPACITY                           DATE
                      ---------                                     --------                           ----
             /s/ Ronald J. Whittier               Chairman and Chief Executive Officer     December 27, 2000
--------------------------------------------      (Principal Executive Officer)
               Ronald J. Whittier

             /s/ Patrick C. Condo                 President, Chief Operating Officer and   December 27, 2000
--------------------------------------------      Director
             Patrick C. Condo

             /s/ James H. Buchanan                Chief Financial Officer                  December 27, 2000
--------------------------------------------      (Principal Financial and Accounting
                  James H. Buchanan               Officer)


             /s/ Herbert A. Allen                 Director                                 December 27, 2000
--------------------------------------------
               Herbert A. Allen


             /s/ Andy D. Bryant                   Director                                 December 27, 2000
--------------------------------------------
                 Andy D. Bryant

                                                  Director                                 December 27, 2000
--------------------------------------------
             Gerhard H. Parker

                                                  Director                                 December 27, 2000
--------------------------------------------
                David J. Stern

                                  EXHIBIT INDEX

EXHIBIT
NUMBER               DESCRIPTION
------               -----------
4.1                  The Convera Corporation 2000 Stock Option Plan is incorporated herein by reference to
                     Amendment No. 1 to the Company's Registration Statement on Form S-4, Registration No.
                     333-50172, Exhibit 10.11, as filed with the Commission on November 21, 2000.

5.1                  Opinion of Heller Ehrman White & McAuliffe LLP, counsel to the Registrant.

23.1                 Consent of PricewaterhouseCoopers LLP, Independent Public Accountants.

23.2                 Consent of Arthur Andersen LLP, Independent Public Accountants.

23.3                 Consent of Ernst & Young LLP, Independent Public Accountants.

23.4                 Consent of Ernst & Young LLP, Independent Public Accountants.

23.5                 Consent of Heller Ehrman White & McAuliffe LLP (included in Exhibit 5.1).

24.1                 Powers of Attorney (included as part of signature page of this Registration Statement).